UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2008

CAPITOL BANCORP LIMITED

(Exact name of registrant as specified in its charter)

Michigan	001-31708	38-2761672
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Capitol Bancorp Center
200 N. Washington Sq, Lansing, MI
(Address of principal executive offices)

48933
(Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 10, 2008, at a Special Meeting of Shareholders of Capitol Bancorp Limited (“Capitol”), the shareholders approved a proposal, which was previously approved by the Board of Directors of Capitol, to authorize the issuance of up to 20,000,000 shares of preferred stock.

On December 10, 2008, Capitol filed a Certificate of Amendment to its Articles of Incorporation with the Michigan Department of Labor and Economic Growth, Bureau of Commercial Services.  The Certificate of Amendment increases the total number of shares of stock of all classes which Capitol has authority to issue from 50,000,000 to 70,000,000 shares, of which 50,000,000 shares are initially classified as common stock and 20,000,000 shares are classified as preferred stock.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1    Certificate of Amendment to the Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CAPITOL BANCORP LIMITED

Date: December 10, 2008	By:	/s/ Cristin K. Reid
Cristin K. Reid
Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Articles of Incorporation.